As filed with the Securities and Exchange Commission on July 10, 2025.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-0218548 (I.R.S. Employer Identification No.)

Hartsfield-Jackson Atlanta International Airport

Atlanta, Georgia 30320-6001

(Address of Principal Executive Offices,

including Zip Code)

DELTA AIR LINES, INC. PERFORMANCE COMPENSATION PLAN

(Full title of the plans)

Peter W. Carter

Executive Vice President − Chief External Affairs Officer

Delta Air Lines, Inc.

1030 Delta Boulevard

Atlanta, Georgia 30354

(Name and address of agent for service)

(404) 715-2191

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

___________________________________________________

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This registration statement covers an additional 9,600,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Delta Air Lines, Inc. (the “Company”) for offer and issuance pursuant to awards granted under the Delta Air Lines, Inc. Performance Compensation Plan, as amended and restated effective June 19, 2025 (the “Plan”). The Plan is an amendment and restatement of the Delta Air Lines, Inc. Performance Compensation Plan, with respect to which the Company has previously filed registration statements on Form S-8. Accordingly, pursuant to General Instruction E to Form S-8, the contents of earlier registration statements on Form S-8 (Registration Numbers 333-142424, 333-149308, 333-154818 and 333-212525) are incorporated herein by reference, except to the extent specific sections are superseded by Items 3, 5, 6, 8 and 9 below and the Exhibits included in this Form S-8. Unless otherwise indicated, the terms “Delta,” the “Company,” “we,” “us” and “our” refer to Delta Air Lines, Inc. and its subsidiaries.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We “incorporate by reference” in this prospectus certain documents that we file with the Securities and Exchange Commission (“SEC”), which means:

•	we can disclose important information to you by referring you to those documents;
•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and
•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC are incorporated by reference in this registration statement (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on February 11, 2025;
•	the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2024 provided in our Proxy Statement on Schedule 14A filed on April 25, 2025;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025 filed on April 9, 2025 and July 10, 2025, respectively;
•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on January 15, 2025, April 25, 2025, June 10, 2025 and June 20, 2025; and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed on April 26, 2007, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, unless we specifically say otherwise) after the date of this registration statement and before the filing of a post-effective amendment to this registration statement that indicates that all securities registered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock registered hereunder has been passed upon for the Company by Alan T. Rosselot, Associate General Counsel of the Company. Mr. Rosselot has been granted awards under the Plan and is eligible to receive additional awards under the Plan.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Delta. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Delta’s Amended and Restated Certificate of Incorporation provides for indemnification by Delta of any of its directors, officers or employees to the fullest extent permitted by the Delaware General Corporation Law against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was a director, officer or employee.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. Delta’s Amended and Restated Certificate of Incorporation provides for such limitation of liability with regard to Delta’s directors.

Delta maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to Delta with respect to payments which may be made by Delta to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 8. Exhibits.

Exhibit No.	Description of Exhibits
4.1(a)	Delta’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Delta’s Current Report on Form 8-K as filed on April 30, 2007).
4.1(b)	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Delta’s Current Report on Form 8-K as filed on June 27, 2014).
4.2	Delta’s Bylaws (incorporated by reference to Exhibit 3.1 to Delta’s Current Report on Form 8-K as filed on December 9, 2022).
5.1	Opinion of Alan T. Rosselot – Associate General Counsel of Delta Air Lines, Inc.
15	Letter from Ernst & Young LLP regarding unaudited interim financial information.
23.1	Consent of Alan T. Rosselot – Associate General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included on the signature page of the registration statement).
99.1	Delta Air Lines, Inc. Performance Compensation Plan (as amended and restated effective June 19, 2025) (incorporated by reference to Exhibit 10.2 to Delta’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 as filed on July 10, 2025).
107	Filing Fee Table.

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Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 10, 2025.

Delta Air Lines, Inc.

By:	/s/ Daniel C. Janki
Name:	Daniel C. Janki
Title:	Executive Vice President and Chief Financial Officer

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SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Delta Air Lines, Inc., hereby severally constitute and appoint Edward H. Bastian and Daniel C. Janki our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below and any amendment to the registration statement on Form S-8 filed herewith, including any post-effective amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Delta Air Lines, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 10, 2025.

Signature	Title

/s/ Edward H. Bastian Edward H. Bastian	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Daniel C. Janki Daniel C. Janki	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William C. Carroll William C. Carroll	Senior Vice President – Controller (Principal Accounting Officer)

/s/ Christophe Beck Christophe Beck	Director

/s/ Maria Black Maria Black	Director

/s/ Willie CW Chiang Willie CW Chiang	Director

/s/ Greg Creed Greg Creed	Director

/s/ David G. DeWalt David G. DeWalt	Director

/s/ Leslie D. Hale Leslie D. Hale	Director

/s/ Christopher A. Hazleton Christopher A. Hazleton	Director

/s/ Michael P. Huerta Michael P. Huerta	Director

/s/ Judith J. McKenna Judith J. McKenna	Director

/s/ Vasant M. Prabhu Vasant M. Prabhu	Director

/s/ Sergio A. L. Rial Sergio A. L. Rial	Director

/s/ David S. Taylor David S. Taylor	Chairman of the Board

/s/ Kathy N. Waller Kathy N. Waller	Director

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